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Exhibit 4.4

Form of Lock-Up Agreement

            , 2004

MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174
 As Representative of the Underwriters

Re:    Hyperspace Communications, Inc. Lock-Up Agreement

Ladies and Gentlemen:

        This letter agreement (this "Agreement") relates to the proposed public offering (the "Offering") by Hyperspace Communications, Inc., a Colorado corporation (the "Company"), of its Common Stock, no par value per share (the "Stock"). The Offering is governed by the certain Underwriting Agreement, dated as of                        , 2004 (the "Underwriting Agreement"), by and among the Company and Maxim Group LLC (the "Representative"), as representative of the several underwriters named therein.

        In order to induce the Representative to underwrite the Offering, the undersigned (on behalf of himself) hereby agrees that, without the prior written consent of the Representative during the period from the date hereof until            (    ) months from the date of the final prospectus for the Offering (the "Lock-Up Period"), the undersigned: (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means any common stock or other security of the Company or any Subsidiary thereof that is convertible into, or exercisable or exchangeable for common stock or equity securities or that holds the right to acquire any common stock or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

        The Representative agrees to review this Agreement, after 12 months from the Effective Date, to determine in its sole discretion if all or any portion of the shares subject to this Agreement may be released prior to the expiration of the Lock-Up Period.

        The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

        The undersigned hereby further agrees that, without the prior written consent of the Representative during the Lock-Up Period the undersigned will not: (x) file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,
By:
Print Name:

2

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  Exhibit 4.4
Form of Lock-Up Agreement